CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-185429) of Ingersoll-Rand Company plc of our report dated June 20, 2018 relating to the financial statements of Trane 401K and Thrift Plan as of and for the years ended December 31, 2017 and 2016, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 20, 2018